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                                CONTRACT SCHEDULE

OWNER: [John Doe]                            SEX: [M]    AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                      SEX: [F]    AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                        SEX: [M]    AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                  ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified, IRA, Non-Qualified,   MATURITY DATE: [February 15, 2046]
           SIMPLE IRA, SEP, ROTH IRA, 401,
           403(b)]

PRODUCT CLASS: [Series C, L, VA, or XC]

PURCHASE PAYMENT: [$100,000.00]

[MAXIMUM DISABILITY WAIVER ATTAINED AGE: 65

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 80

MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE: 80]

PURCHASE PAYMENTS:           No subsequent Purchase Payments are allowed.

MINIMUM ACCOUNT VALUE:       [$2,000.00]

BENEFICIARY:                 [As designated by you as of the Issue Date unless
                             changed in accordance with the Contract
                             provisions.]

PRODUCT CHARGES:
   [SEPARATE ACCOUNT:        We assess certain daily charges equal on an annual
                             basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                             Mortality and Expense Charge: [1.25%]

                             Administration Charge: [0.15%]

                             [Death Benefit Rider Charge: [0.30%]]

                             [Additional Death Benefit Rider Charge: 0.25%]

                             [Principal Protection Fee: [0.25%]]]

ACCOUNT FEE:                 The Account Fee is [$30.00] each Contract Year.
                             During the Accumulation Period, on the Contract
                             Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total
                             Account Value in the Separate Account. On the
                             Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity Calculation Date is at least [$50,000], then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

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GMAB RIDER SPECIFICATIONS:
--------------------------

GMAB RIDER EFFECTIVE DATE:   [February 15, 2005]

      RIDER MATURITY DATE:   [MetLife Defensive Strategy Portfolio: Contract
                             anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent
                             Optional Reset Date MetLife Moderate Strategy
                             Portfolio: Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date MetLife
                             Balanced Strategy Portfolio: Contract anniversary that is 9 Years from the later of the GMAB Rider
                             Effective Date or the most recent Optional Reset
                             Date MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent
                             Optional Reset Date]

        ADJUSTMENT FACTOR:   [100%]

  GMAB ELIGIBILITY PERIOD:   [120 days]

       ANNUAL GROWTH RATE:   [MetLife Defensive Strategy Portfolio: 2%
                             MetLife Moderate Strategy Portfolio: 1.5%
                             MetLife Balanced Strategy Portfolio: 1%
                             MetLife Growth Strategy Portfolio: 0%]

        MAXIMUM GUARANTEED
      ACCUMULATION AMOUNT:   [$5,000,000]

            GMAB FEE RATE:   [0.75%]

GMAB INVESTMENT DIVISIONS:   [MetLife Defensive Strategy Portfolio, MetLife
                             Moderate Strategy Portfolio, MetLife Balanced
                             Strategy Portfolio, MetLife Growth Strategy
                             Portfolio]

 GMAB FIRST OPTIONAL RESET
                     DATE:   [February 15, 2006]

       GMAB OPTIONAL RESET
           WAITING PERIOD:   [One Year]

    MAXIMUM OPTIONAL RESET
                      AGE: [Owner or oldest Joint Owner's (or annuitant if owner is a non-natural person) 85th birthday]

    MAXIMUM OPTIONAL RESET
                   CHARGE:   [1.50%]

         GMAB CANCELLATION
            WINDOW PERIOD:   [90-day window after the 5th anniversary of GMAB
                             election]]

SEPARATE ACCOUNT:            [MetLife Investors USA Variable Annuity Account
                             One]

ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

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TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against any portion of the Purchase Payment that is withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. The Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less any portion of the Purchase Payment not withdrawn); and then

2.   The Free Withdrawal Amount described below, if any; then

3.   Any portion of the Purchase Payment not previously withdrawn.

          Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

   NUMBER OF COMPLETE YEARS
FROM RECEIPT OF PURCHASE PAYMENT   % CHARGE
--------------------------------   --------
              [0                       9
               1                       8
               2                       8
               3                       7
               4                       6
               5                       4
               6                       3
               7                       2
       8 and thereafter                0]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to [15%] of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]

MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Subaccount]]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

ANNUITY REQUIREMENTS:

     1. [The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the later of first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

     2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

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     3.   For Fixed Annuity Payments, the Fixed Annuity Tables are based on the
          Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]]

[INITIAL EDCA PERIOD:   24 months EDCA rate applicable to deposits made at the
                        beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD:    12 months EDCA rate applicable to deposits made at the
                        beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD:    6 months EDCA rate applicable to deposits made at the
                        beginning of the Initial EDCA period: [8.00%]
INITIAL EDCA PERIOD:    3 months EDCA rate applicable to deposits made at the
                        beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

MetLife Investors USA Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Principal Protection)
Guaranteed Minimum Accumulation Benefit Rider
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement]
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

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